As filed with the Securities and Exchange Commission on May 8, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

LIONBRIDGE TECHNOLOGIES, INC.
(Exact Name of Registrant as specified in its charter)
_____________________________

Delaware	04-3398462
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1050 Winter Street
Waltham, MA 02451
(Address of Principal Executive Offices) (Zip Code)
2011 Stock Incentive Plan
(Full title of the plan)
_____________________________

Rory J. Cowan
Chief Executive Officer
Lionbridge Technologies, Inc.
1050 Winter Street
Waltham, MA 02451
(Name and Address of Agent for Service of Process)
(781) 434-6000
(Telephone Number, Including Area Code, of Agent For Service)
_____________________________

Copy to:
Margaret A. Shukur, Esq.
Senior Vice President and General Counsel
Lionbridge Technologies, Inc.
1050 Winter Street
Waltham, Massachusetts 02451
(781) 434-6000
_____________________________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock (par value $.01 per share)	3,500,000	$5.63	$19,705,000	$2,290
TOTAL:	3,500,000	$5.63	$19,705,000	$2,290

(1)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low prices per share as reported on the Nasdaq National Market System on May 4, 2015.

 _____________________________

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

(a) Registrant’s Annual Report on Form 10-K, for the year ended December 31, 2014, filed with the Commission pursuant to the Exchange Act on March 6, 2014.

(b) The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A filed on August 4, 1999 pursuant to Section 12(g) of the Exchange Act, and incorporating by reference the information contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-81233).

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Margaret A. Shukur, who is issuing the opinion of the Registrant’s Legal Department on the legality of the Registrant’s Common Stock offered hereby, is Senior Vice President, General Counsel and Secretary of the Registrant and holds Common Stock of the Registrant and employee stock options to purchase Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers.

Pursuant to Section 145(a) of the Delaware General Corporation Law, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of our company or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. Pursuant to Section 145(b) of the Delaware General Corporation Law, the power to indemnify also applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit. Pursuant to Section 145(b), we shall not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The power to indemnify under Sections 145(a) and (b) of the Delaware General Corporation Law applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (ii) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
Our second amended and restated certificate of incorporation provides that our directors shall not be liable to Lionbridge Technologies, Inc. or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. In addition, our second amended and restated certificate of incorporation provides that we shall indemnify our directors to the fullest extent permitted by the laws of the State of Delaware.
Our directors and officers are covered by insurance policies maintained by us against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933. In addition, we have entered into indemnification agreements with each of our directors that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.
The indemnification provisions contained in our second amended and restated certificate of incorporation and our amended and restated by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we will maintain insurance on behalf of our directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits

INDEX TO EXHIBITS

4.1
Specimen Certificate for shares of the Registrant’s Common Stock (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

4.2	Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

4.3
Amended and Restated By-laws of Lionbridge Technologies, Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 000-26933) filed on October 30, 2008, and incorporated herein by reference)

5.1*	Opinion of Counsel.

10.1*	Lionbridge Technologies, Inc. 2011 Stock Incentive Plan, as amended (the “2011 Plan”).

10.2
Form of Non-Qualified Stock Option Agreement (For Officers and Employees) under the 2011 Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-8) (File No. 000-26933) filed on May 16, 2011, and incorporated herein by reference).

10.3
Form of Non-Qualified Stock Option Agreement (For Non-Employee Directors) under the 2011 Plan(filed as Exhibit 10.3 to the Registration Statement on Form S-8) (File No. 000-26933) filed on May 16, 2011, and incorporated herein by reference).

10.4
Form of Restricted Stock Agreement under the 2011 Plan(filed as Exhibit 10.4 to the Registration Statement on Form S-8) (File No. 000-26933) filed on May 16, 2011, and incorporated herein by reference).

10.5
Form of Restricted Stock Unit Agreement under the 2011 Plan(filed as Exhibit 10.5 to the Registration Statement on Form S-8) (File No. 000-26933) filed on May 16, 2011, and incorporated herein by reference).

10.6
Form of Restricted Stock Unit Agreement for Non-Employee Directors under the 2011 Plan(filed as Exhibit 10.6 to the Registration Statement on Form S-8) (File No. 000-26933) filed on May 16, 2011, and incorporated herein by reference).

23.1*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included in signature page to this registration statement).

*	Filed herewith.

Item 9. Undertakings.

(a)    The Registrant hereby undertakes:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    to reflect in such prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham in the Commonwealth of Massachusetts, on this 8th day of May, 2015.

LIONBRIDGE TECHNOLOGIES, INC.

By:	/S/ Rory J. Cowan
Rory J. Cowan
Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Lionbridge Technologies, Inc., hereby severally constitute and appoint Rory J. Cowan, Margaret A. Shukur and Donald Muir, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Lionbridge Technologies, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/S/ RORY J. COWAN	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 8, 2015
Rory J. Cowan

/S/ DONALD M. MUIR	Chief Financial Officer (Principal Financial and Accounting Officer)	May 8, 2015
Donald M. Muir

/S/ GUY L. DE CHAZAL	Director	May 8, 2015
Guy L. de Chazal

/S/ CLAUDE P. SHEER	Director	May 8, 2015
Claude P. Sheer

/S/ PAUL KAVANAGH	Director	May 8, 2015
Paul Kavanagh

/S/ EDWARD A. BLECHSCHMIDT	Director	May 8, 2015
Edward A. Blechschmidt

/S/ STEVEN R. FISHER	Director	May 8, 2015
Steven R. Fisher

/S/ JACK NOONAN	Director	May 8, 2015
Jack Noonan

/S/ MICHAEL G. DALLAS	Director	May 8, 2015
Michael G. Dallas

INDEX TO EXHIBITS

4.1
Specimen Certificate for shares of the Registrant’s Common Stock (filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

4.2	Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

4.3
Amended and Restated By-laws of Lionbridge Technologies, Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 000-26933) filed on October 30, 2008, and incorporated herein by reference)

5.1*	Opinion of Counsel.

10.1*	Lionbridge Technologies, Inc. 2011 Stock Incentive Plan, as amended (the “2011 Plan”).

10.2
Form of Non-Qualified Stock Option Agreement (For Officers and Employees) under the 2011 Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-8) (File No. 000-26933) filed on May 16, 2011, and incorporated herein by reference).

10.3
Form of Non-Qualified Stock Option Agreement (For Non-Employee Directors) under the 2011 Plan(filed as Exhibit 10.3 to the Registration Statement on Form S-8) (File No. 000-26933) filed on May 16, 2011, and incorporated herein by reference).

10.4
Form of Restricted Stock Agreement under the 2011 Plan(filed as Exhibit 10.4 to the Registration Statement on Form S-8) (File No. 000-26933) filed on May 16, 2011, and incorporated herein by reference).

10.5
Form of Restricted Stock Unit Agreement under the 2011 Plan(filed as Exhibit 10.5 to the Registration Statement on Form S-8) (File No. 000-26933) filed on May 16, 2011, and incorporated herein by reference).

10.6
Form of Restricted Stock Unit Agreement for Non-Employee Directors under the 2011 Plan(filed as Exhibit 10.6 to the Registration Statement on Form S-8) (File No. 000-26933) filed on May 16, 2011, and incorporated herein by reference).

23.1*	Consent of PricewaterhouseCoopers LLP.

24.1*	Power of Attorney (included in signature page to this registration statement).

*	Filed herewith.